EXHIBIT 4.4

Schedule identifying material details of warrants issued by the Company Substantially identical to the Warrant filed in Exhibit 4.1



 DATE                           WARRANT     NUMBER OF     EXERCISE PRICE/
ISSUED       WARRANT HOLDER         NO.        SHARES     EXPIRATION DATE
--------------------------------------------------------------------------------
11/18/04    Henry Fong             B-2        150,000     Exercise price:  $0.85
                                                          Expires:  11/18/2007


11/18/04    Joe Caldwell           B-3         25,000     Exercise price:  $0.85
                                                          Expires:  11/18/2007